As filed with the Securities and Exchange Commission on December 19, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Facebook, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-1665019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Facebook, Inc.

1601 Willow Road

Menlo Park, California 94025

(650) 543-4800

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

David A. Ebersman

Chief Financial Officer

Facebook, Inc.

1601 Willow Road

Menlo Park, California 94025

(650) 543-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Davidson, Esq. Jeffrey R. Vetter, Esq. James D. Evans, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Colin S. Stretch, Esq. David W. Kling, Esq. Michael L. Johnson, Esq. Facebook, Inc. 1601 Willow Road Menlo Park, California 94025 (650) 543-4800	William H. Hinman, Jr., Esq. Daniel N. Webb, Esq. Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock, $0.000006 par value	—	—	—	—

(1)

An indeterminate aggregate initial offering price or number of shares of Class A Common Stock is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Issued December 19, 2013

70,000,000 Shares

Class A Common Stock

Facebook, Inc. is offering 27,004,761 shares of its Class A common stock and the selling stockholders are offering 42,995,239 shares of Class A common stock. We will not receive any proceeds from the sale of shares by the selling stockholders.

We have two classes of common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock. The holders of our outstanding shares of Class B common stock will hold approximately 75.4% of the voting power of our outstanding capital stock following this offering, and our Chairman and CEO, Mark Zuckerberg, will hold or have the ability to control approximately 62.8% of the voting power of our outstanding capital stock following this offering.

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “FB.” On December 18, 2013, the reported closing sale price of our Class A common stock on the NASDAQ Global Select Market was $55.57 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 4.

PRICE $	A SHARE

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Facebook	Proceeds to Selling Stockholders
Per share	$	$	$	$
Total	$	$	$	$

(1)	See “Underwriting.”

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A common stock to purchasers on                     , 2013.

J.P. MORGAN	BofA MERRILL LYNCH	MORGAN STANLEY	BARCLAYS

BNP PARIBAS	CITIGROUP	RBC CAPITAL MARKETS

CREDIT SUISSE	HSBC	STANDARD CHARTERED	PIPER JAFFRAY

                             , 2013

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we, nor the selling stockholders, nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus. Neither we, nor the selling stockholders, nor the underwriters are making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus or of any sale of our shares of Class A common stock. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision.

For investors outside the United States: Neither we, nor the selling stockholders, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Class A common stock and the distribution of this prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated herein by reference and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our consolidated financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and in other documents that we subsequently file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

FACEBOOK, INC.

Our mission is to give people the power to share and make the world more open and connected.

We build products that support our mission by creating utility for users, developers, and marketers:

Users. We enable people who use Facebook to stay connected with their friends and family, to discover what is going on in the world around them, and to share and express what matters to them to the people they care about.

Developers. We enable developers to use the Facebook Platform to build applications and websites that integrate with Facebook to reach our global network of users and to build products that are more personalized, social, and engaging.

Marketers. We enable marketers to engage with more than one billion monthly active users on Facebook or subsets of our users based on information they have chosen to share with us such as their age, location, gender, or interests. We offer marketers a unique combination of reach, relevance, social context, and engagement to enhance the value of their ads.

We generate substantially all of our revenue from advertising and from fees associated with our Payments infrastructure that enables users to purchase virtual and digital goods from our Platform developers. In the third quarter of 2013, we recorded revenue of $2,016 million, income from operations of $736 million and net income of $425 million. In the first nine months of 2013, we recorded revenue of $5,286 million, income from operations of $1,672 million and net income of $977 million.

Corporate Information

We were incorporated in Delaware in July 2004. Unless expressly indicated or the context requires otherwise, the terms “Facebook,” “company,” “we,” “us,” and “our” in this prospectus or the documents incorporated by reference refer to Facebook, Inc., a Delaware corporation, and, where appropriate, its wholly-owned subsidiaries. The term “Facebook” may also refer to our products, regardless of the manner in which they are accessed. Our principal executive offices are located at 1601 Willow Road, Menlo Park, California 94025, and our telephone number is (650) 543-4800. Our website address is www.facebook.com. The information on or that can be accessed through our website is not part of this prospectus.

Facebook, the Facebook logo, FB, the Like button, Instagram and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Facebook, Inc. Other trademarks, service marks, or trade names appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.

THE OFFERING

Class A common stock offered By us By the selling stockholders Total	27,004,761 shares 42,995,239 shares 70,000,000 shares

Class A common stock to be outstanding after this offering	1,937,626,545 shares

Class B common stock to be outstanding after this offering	602,586,433 shares

Total Class A and Class B common stock to be outstanding after this offering	2,540,212,978 shares

Use of Proceeds

We intend to use the net proceeds to us from this offering for working capital and other general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. Additionally, we may use a portion of the proceeds to us for acquisitions of complementary businesses, technologies, or other assets.

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. In connection with this offering, Mark Zuckerberg, our Chairman and CEO, will exercise, in full, an outstanding stock option to purchase 60,000,000 shares of Class B common stock and will then offer 41,350,000 of those shares as Class A common stock in this offering. We expect that the majority of the net proceeds Mr. Zuckerberg will receive upon such sale will be used to satisfy taxes that he will incur in connection with the option exercise. See “Use of Proceeds.”

NASDAQ Global Select Market symbol	“FB”

Inclusion in the S&P 500 Index

Standard & Poor’s, a division of McGraw-Hill Financial Inc. (S&P), has announced that, effective as of the close of trading on December 20, 2013, it plans to include our Class A common stock in the S&P 500 Index, which is comprised of 500 common stocks that S&P selects. Shares of our Class A common stock offered by this prospectus will be offered primarily to index funds whose portfolios are primarily based on stocks included in the S&P 500 Index. These index funds may be required to purchase shares of our Class A common stock as a result of the inclusion of our Class A common stock in the S&P 500 Index.

The number of shares of Class A and Class B common stock to be outstanding after this offering is based on (i) 1,869,271,784 shares of our Class A common stock and 583,936,433 shares of our Class B common stock outstanding as of September 30, 2013; and (ii) assumes the issuance of 60,000,000 shares of our Class B common stock upon the exercise, in full, by Mr. Zuckerberg of an outstanding stock option to purchase 60,000,000 shares of our Class B common stock and the automatic conversion of 41,350,000 of those shares into an equivalent number of shares of Class A common stock upon their sale in this offering, and excludes:

•

24,336,671 shares of Class B common stock issuable upon the exercise of options outstanding as of September 30, 2013 under our 2005 Stock Plan, with a weighted-average exercise price of $3.30 per share;

•	54,735,331 shares of Class B common stock subject to restricted stock units (RSUs) outstanding as of September 30, 2013 under our 2005 Stock Plan;

•	56,492,545 shares of Class A common stock subject to RSUs outstanding as of September 30, 2013 under our 2012 Equity Incentive Plan;

•	4,297,942 shares of Class A common stock subject to RSUs granted under our 2012 Equity Incentive Plan between September 30, 2013 and December 18, 2013; and

•	158,152,604 shares of Class A common stock reserved for issuance under our 2012 Equity Incentive Plan as of September 30, 2013.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before making a decision to invest in our Class A common stock, in addition to the other information contained in this prospectus or incorporated into this prospectus by reference, you should carefully consider the risks described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and in other documents that we subsequently file with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated into this prospectus by reference, contains forward-looking statements. All statements contained in or incorporated by reference in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find Additional Information.”

RECENT LEGAL DEVELOPMENT

Beginning on May 22, 2012, multiple putative class actions, derivative actions, and individual actions were filed in state and federal courts in the United States and in other jurisdictions against us, our directors, and/or certain of our officers alleging violation of securities laws or breach of fiduciary duties in connection with our initial public offering (IPO) and seeking unspecified damages. We believe these lawsuits are without merit, and we intend to continue to vigorously defend them. On October 4, 2012, on our motion, the vast majority of the cases in the United States, along with multiple cases filed against The NASDAQ OMX Group, Inc. and The Nasdaq Stock Market LLC (collectively referred to herein as NASDAQ) alleging technical and other trading-related errors by NASDAQ in connection with our IPO, were ordered centralized for coordinated or consolidated pre-trial proceedings in the United States District Court for the Southern District of New York. On February 13, 2013, the court granted our motion to dismiss four derivative actions against our directors and certain of our officers with leave to amend. On October 8, 2013, the court heard argument on our motion to dismiss the consolidated securities class action, as well as our motion to dismiss, and the plaintiffs’ motion to remand to state court, certain other derivative actions. On December 18, 2013, the court denied our motion to dismiss the consolidated securities class action. In addition, the events surrounding our IPO have become the subject of various government inquiries, and we are cooperating with those inquiries. Such lawsuits or inquiries could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the Class A common stock that we are offering will be $         billion, assuming an offering price of $         per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Our principal purpose for selling shares in this offering is to obtain additional capital. We intend to use the net proceeds to us from this offering for working capital and other general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. Additionally, we may use a portion of the proceeds to us for acquisitions of complementary businesses, technologies, or other assets.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. Mark Zuckerberg, our Chairman and CEO, will offer and sell 41,350,000 shares in this offering. We expect that the majority of the net proceeds Mr. Zuckerberg will receive upon such sale will be used to satisfy taxes that he will incur in connection with the exercise, in full, of an outstanding stock option to purchase 60,000,000 shares of Class B common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors considers relevant. In addition, the terms of our credit facility contain restrictions on our ability to pay dividends.

SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the selling stockholders’ beneficial ownership of our common stock as of November 30, 2013. The table does not reflect a gift of approximately 18,000,000 shares of Class B common stock that Mark Zuckerberg, our chairman and CEO, intends to make in December 2013. These shares will be converted to Class A common stock in connection with Mr. Zuckerberg’s donation.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

Applicable percentage ownership is based on 1,880,086,898 shares of Class A common stock and 577,964,131 shares of Class B common stock outstanding as of November 30, 2013. For purposes of computing percentage ownership after this offering, we have also assumed that 27,004,761 shares of Class A common stock will be issued by us in this offering, and that 60,000,000 shares of Class B common stock will be issued by us in connection with the exercise, in full, of an outstanding stock option by Mr. Zuckerberg, our Chairman and CEO, 41,350,000 shares of which will be converted into an equivalent number of shares of Class A common stock upon their sale in this offering. In computing the number of shares of common stock beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by the selling stockholders that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of November 30, 2013.

Unless otherwise indicated in the footnotes below, the address of the selling stockholders is c/o Facebook, Inc., 1601 Willow Road, Menlo Park, California 94025.

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before This Offering(2)	Number of Shares Being Offered		Shares Beneficially Owned After this Offering				% of Total Voting Power After This Offering(2)
	Class A		Class B					Class A		Class B
Name of Beneficial Owner	Shares(1)%		Shares(1)%					Shares	%	Shares	%
Mark Zuckerberg(3)	217	*	485,601,850	76.1	58.8	41,350,000	(4)	217	*	444,251,850	74.5	56.1
Shares subject to voting proxy(5)	—	—	52,662,398	9.1	6.9	—		—	—	52,662,398	8.8	6.7
Total	217	*	538,264,248	84.4	65.2	41,350,000		217	*	496,914,248	83.3	62.8
Marc L. Andreessen(6)	4,565,112	*	—	—	*	1,645,239	(7)	2,919,873	*	—	—	*

*	Less than 1%.
(1)

Mr. Andreessen, a member of our board of directors, holds 7,742 restricted stock units (RSUs), none of which will become releasable within 60 days of November 30, 2013. Mr. Zuckerberg, our Chairman and CEO, does not hold any RSUs. Each RSU represents a contingent right to receive one share of our Class A common stock upon settlement.

(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(3)

Consists of (i) 30,432,762 shares of Class B common stock held of record by Mr. Zuckerberg; (ii) 3,325,965 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg 2008 Annuity Trust dated March 13, 2008; (iii) 217 shares of Class A common stock and 391,843,120 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006; (iv) 3 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of the Openness Trust, dated April 2, 2012; and (v) 60,000,000 shares of Class B common stock issuable upon exercise of an option that is exercisable within 60 days of November 30, 2013, which will be exercised in full by Mr. Zuckerberg as described in footnote (4) below.

(4)

Mr. Zuckerberg will offer and sell 41,350,000 shares in this offering. The majority of the net proceeds Mr. Zuckerberg will receive upon such sale will be used to satisfy taxes that he will incur upon the receipt of 60,000,000 shares of our Class B common stock as a result of the full exercise of an outstanding stock option to purchase 60,000,000 shares of our Class B common stock.

(5)

Consists of shares of our Class A and Class B common stock held by other stockholders over which, except under limited circumstances, Mr. Zuckerberg holds an irrevocable proxy with respect to certain matters, pursuant to voting agreements between Mr. Zuckerberg, us and such stockholders, including certain of the holders of more than 5% of our capital stock. We do not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Securities Exchange Act of 1934, as amended.

(6)

Consists of (i) 1,274,869 shares of Class A common stock held of record by Andreessen Horowitz Fund II, L.P. as nominee (AH Fund II); (ii) 3,256,159 shares of Class A common stock held of record by The Andreessen 1996 Living Trust (Andreessen Living Trust); and (iii) 34,084 shares of Class A common stock held of record by The Andreessen 1996 Charitable Remainder Unitrust (Andreessen Charitable Trust). AH Equity Partners II, L.L.C. (AHEP II) is the general partner of AH Fund II. Mr. Andreessen is one of the managing members of AHEP II and, therefore, may be deemed to share voting and investment power over the securities held by AH Fund II. Mr. Andreessen and JPMorgan Chase Bank, N.A. (successor-in-interest to J.P. Morgan Trust Company, N.A.) are the trustees of the Andreessen Living Trust and the Andreessen Charitable Trust, and may be deemed to share voting and investment power over the securities held by the Andreessen Living Trust. The address of all the entities and trusts is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(7)	Consists of 1,645,239 shares to be sold by the Andreessen Living Trust.

UNDERWRITING

We and the selling stockholders are offering the shares of Class A common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC is acting as representative of the underwriters. We and the selling stockholders have entered into an underwriting agreement with the representative on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, we and the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Barclays Capital Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
RBC Capital Markets, LLC
Credit Suisse Securities (USA) LLC
HSBC Securities (USA) Inc.
Standard Chartered Securities (Hong Kong) Limited
Piper Jaffray & Co.

Total	70,000,000

Standard & Poor’s, a division of McGraw-Hill Financial Inc. (S&P), has announced that, effective as of the close of trading on December 20, 2013, it plans to include our Class A common stock in the S&P 500 Index, which is comprised of 500 common stocks that S&P selects. Shares of our Class A common stock offered by this prospectus will be offered primarily to index funds whose portfolios are primarily based on stocks included in the S&P 500 Index. These index funds may be required to purchase shares of our Class A common stock as a result of the inclusion of our Class A common stock in the S&P 500 Index.

The underwriters initially propose to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus. After the initial offering of the shares of the Class A common stock, the offering price and other selling terms may from time to time be varied by the representative.

The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus if any such shares are taken.

The following table shows the per share underwriting discounts and commissions and proceeds before expenses to us and the selling stockholders.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions to be paid by:
Us	$	$
The selling stockholders	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to the selling stockholders	$	$

Neither we, nor our stockholders, including the selling stockholders, have entered into contractual lock-up agreements with the underwriters in connection with this offering. As of the date of this offering, all of our executive officers, except Mark Zuckerberg, have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to sell shares of our Class A common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The executive officer may amend or terminate the plan in specified circumstances. Except for the shares of Class A common stock to be offered and sold in this offering and shares sold to satisfy tax withholding obligations, our executive officers are required to conduct all purchase or sale transactions under a Rule 10b5-1 plan. Our non-employee directors may also conduct purchase or sale transactions outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information during our open trading windows.

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “FB.”

In connection with this offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Specifically, “naked” short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the completion of this offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their respective accounts, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and may stabilize, maintain or otherwise affect the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NASDAQ Global Select Market, in the over-the-counter market or otherwise. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We estimate that our share of the total expenses of this offering will be approximately $690,000.

We, the selling stockholders, and the several underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In August 2013, we entered into a five-year senior unsecured revolving credit facility with certain lenders, including affiliates of all of the underwriters participating in this offering except Piper Jaffray & Co. The credit facility replaced our existing credit facilities and allows us to borrow up to $6,500 million to fund working capital and general corporate purposes.

Erskine Bowles, a member of our board of directors, serves as a member of the board of directors of Morgan Stanley. Mr. Bowles’ spouse, Crandall Bowles, is a member of the board of directors of JP Morgan Chase & Co.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities, and instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, with effect from and including the date on which the Prospectus Directive is implemented in that Member State, an offer of securities may not be made to the public in that Member State, other than:

(a) to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if that Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

(c) in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in that Member State), and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Hong Kong

The shares of our Class A common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571 Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our Class A common stock may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our Class A common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares of our Class A common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The shares of our Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of our Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of our Class A common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. Simpson Thacher & Bartlett LLP, Palo Alto, California is acting as counsel to the underwriters.

As of the date of this prospectus, attorneys of Fenwick & West LLP beneficially own an aggregate of approximately 17,200 shares of our capital stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference on reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 1, 2013, including portions of our proxy statement from our 2013 Annual Meeting of Stockholders held on June 11, 2013 to the extent incorporated by reference into our Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 2, 2013, July 25, 2013, and November 1, 2013, respectively;

•

our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on March 6, 2013, April 3, 2013, April 26, 2013, May 1, 2013 (but only the portion disclosed pursuant to Item 5.02), June 13, 2013, August 15, 2013, and October 16, 2013; and

•

the description of our Class A common stock as set forth in our registration statement on Form 8-A, filed with the SEC on May 14, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (Exchange Act), including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Facebook, Inc.

Investor Relations

1601 Willow Road

Menlo Park, California 94025

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.facebook.com and our investor relations website is located at http://investor.fb.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of Class A common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Class A common stock.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our Class A common stock, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commission, payable by us in connection with the offering of the securities being registered.

SEC registration fee		$(1)
FINRA fees	225,500
Accounting fees and expenses	250,000
Legal fees and expenses	200,000
Transfer agent fees	5,000
Miscellaneous fees and expenses	9,500

Total	$690,000	(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (Securities Act), we are deferring payment of the registration fee for the securities offered.
(2)	Does not include the SEC registration fee which is being deferred, as noted in footnote (1).

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

The Registrant has entered into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. Reference is also made to the underwriting agreement filed as Exhibit 1.1 to this registration statement, which provides for the indemnification of executive officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated herein by reference:

Incorporated by reference herein
Exhibit Number	Description of Exhibit	From	Date

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation.	Quarterly Report on Form 10-Q (File No. 001-35551)	July 31, 2012

4.2	Amended and Restated Bylaws.	Quarterly Report on Form 10-Q (File No. 001-35551)	July 31, 2012

4.3	Sixth Amended and Restated Investors’ Rights Agreement dated December 27, 2010.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012

4.4	Amendment No. 1 to Sixth Amended and Restated Investors’ Rights Agreement.	Registration Statement on Form S-1, as amended (File No. 333-179287)	May 3, 2012

4.5	Form of Class A common stock certificate.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012

4.6	Form of Class B common stock certificate.	Registration Statement on Form S-8 (File No. 333-181566)	May 21, 2012

4.7	Form of “Type 1” Holder Voting Agreement, between Registrant, Mark Zuckerberg, and certain parties thereto.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012

4.8	Form of “Type 3” Holder Voting Agreement, between Registrant, Mark Zuckerberg, and certain parties thereto.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on December 19, 2013.

FACEBOOK, INC.

By:	/s/ Mark Zuckerberg
Mark Zuckerberg
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Zuckerberg, David A. Ebersman, and Colin S. Stretch, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ MARK ZUCKERBERG	Chairman and Chief Executive Officer (Principal Executive Officer)	December 19, 2013
Mark Zuckerberg

/S/ DAVID A. EBERSMAN	Chief Financial Officer (Principal Financial Officer)	December 19, 2013
David A. Ebersman

/S/ JAS ATHWAL	Chief Accounting Officer (Principal Accounting Officer)	December 19, 2013
Jas Athwal

/S/ MARC L. ANDREESSEN	Director	December 19, 2013
Marc L. Andreessen

/S/ ERSKINE B. BOWLES	Director	December 19, 2013
Erskine B. Bowles

/S/ SUSAN D. DESMOND-HELLMAN	Director	December 19, 2013
Susan D. Desmond-Hellman

/S/ DONALD E. GRAHAM	Director	December 19, 2013
Donald E. Graham

/S/ REED HASTINGS	Director	December 19, 2013
Reed Hastings

/S/ SHERYL K. SANDBERG	Director	December 19, 2013
Sheryl K. Sandberg

/S/ PETER A. THIEL	Director	December 19, 2013
Peter A. Thiel

EXHIBIT INDEX

Incorporated by reference herein
Exhibit Number	Description of Exhibit	From	Date

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation.	Quarterly Report on Form 10-Q (File No. 001-35551)	July 31, 2012

4.2	Amended and Restated Bylaws.	Quarterly Report on Form 10-Q (File No. 001-35551)	July 31, 2012

4.3	Sixth Amended and Restated Investors’ Rights Agreement dated December 27, 2010.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012

4.4	Amendment No. 1 to Sixth Amended and Restated Investors’ Rights Agreement.	Registration Statement on Form S-1, as amended (File No. 333-179287)	May 3, 2012

4.5	Form of Class A common stock certificate.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012

4.6	Form of Class B common stock certificate.	Registration Statement on Form S-8 (File No. 333-181566)	May 21, 2012

4.7	Form of “Type 1” Holder Voting Agreement, between Registrant, Mark Zuckerberg, and certain parties thereto.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012

4.8	Form of “Type 3” Holder Voting Agreement, between Registrant, Mark Zuckerberg, and certain parties thereto.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference.